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                                                                      EXHIBIT 11

                         THE GENERAL CHEMICAL GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                   (UNAUDITED)

Earnings per share were calculated as follows:


                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                            ------------------------
                                                                            1996                1997
                                                                            ----                ----
Primary

    Total income used for primary
     earnings per share................................................    $   9,316         $   11,714
                                                                           =========         ==========

    Weighted average common shares
     outstanding.......................................................       19,737             22,262

    Weighted average common
     equivalent shares.................................................          --               1,032
                                                                           ---------         ----------

    Weighted average common and
     common equivalent shares..........................................       19,737             23,294
                                                                           =========         ==========

    Primary earnings per common share
     and common equivalent share ......................................    $     .47         $      .50
                                                                           =========         ==========

Fully Diluted

    Total income used for fully diluted
     earnings per share................................................    $   9,316         $   11,714
                                                                           =========         ==========

    Weighted average common shares
     outstanding.......................................................       19,737             22,262

    Weighted average common
     equivalent shares.................................................          --               1,121
                                                                           ---------         ----------

    Weighted average common and
     common equivalent shares..........................................       19,737             23,383
                                                                           =========         ==========

    Fully diluted earnings per common share
     and common equivalent share.......................................    $     .47         $      .50
                                                                           =========         ==========






                                      -13-





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